EXHIBIT 10.1
AMENDMENT TO EXECUTIVE AGREEMENT
THIS AMENDMENT TO EXECUTIVE AGREEMENT (“Amendment”), dated effective as of July 9, 2026, (the “Effective Date”), is made by and between Oil States International, Inc., a Delaware corporation (the “Company”), and Lloyd A. Hajdik (“Executive”).
WHEREAS, the Company and Executive have heretofore entered into that certain Executive Agreement, dated as of December 9, 2013 (the “Agreement”); and
WHEREAS, the Company and Executive desire to amend the Agreement in certain respects;
NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements set forth herein, the Company and Executive hereby agree, effective as of the Effective Date, that the Agreement shall be amended as hereafter provided:
1.Section 4(A) of the Agreement shall be deleted, and the following shall be substituted therefor:
“Within 15 days of the expiration of the sixty-day period following the termination of Executive’s employment with the Company (during which time Executive complies with the requirements of Section 13 hereof by executing a general release), the Company shall pay to Executive in a lump sum, in cash, an amount equal to one and one-half (1.5) times the sum of Executive’s (i) Termination Base Salary and (ii) Target AICP.”
2.Section 5(A) of the Agreement shall be deleted, and the following shall be substituted therefor:
“Within 15 days of the expiration of the sixty-day period following the termination of Executive’s employment with the Company (during which time Executive complies with the requirements of Section 13 hereof by executing a general release), the Company shall pay to Executive in a lump sum, in cash, an amount equal to three (3.0) times the sum of Executive’s (i) Termination Base Salary and (ii) Target AICP.”
3.This Amendment shall supersede any prior agreement between the Company and Executive relating to the subject matter of this Amendment and shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and all persons lawfully claiming under Executive.
4.As amended hereby, the Agreement is specifically ratified and reaffirmed.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment, effective as of the Effective Date.

EXECUTIVE:

/s/ Lloyd A. Hajdik
Lloyd A. Hajdik

OIL STATES INTERNATIONAL, INC.

By:	/s/ William E. Maxwell
Name:	William E. Maxwell
Title:	VP-Legal and Corp Secretary
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